UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

22 Corporate Woods Blvd.
Albany, NY 12211
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

MOMENTIVE PERFORMANCE MATERIALS INC.

Item 7.01 Regulation FD Disclosure

     On May 12, 2009, Momentive Performance Materials Inc. (“Momentive”) announced that it has commenced private offers to exchange a new series of 12½% Second-Lien Senior Secured Notes due 2014 (“New Second Lien Notes”) for Momentive’s outstanding 9¾% Senior Notes due 2014, 10 1 / 8 /10 7 / 8% Senior Toggle Notes due 2014, 11½% Senior Subordinated Notes due 2016 and 9% Senior Notes due 2014 (collectively, the “Old Notes”). The purpose of the exchange offers is to reduce the outstanding principal amount of Momentive’s debt. The terms of the exchange offers are described more fully in a confidential offering memorandum (the “Offering Memorandum”) dated May 12, 2009 and related letter of transmittal prepared in connection with the exchange offers. The Offering Memorandum sets out the modified Dutch auction procedure that will be used to calculate the principal amount of New Second Lien Notes to be issued in exchange for tendered Old Notes.

     The exchange offers will expire at 5:00 p.m., New York City time, on June 9, 2009, unless terminated or withdrawn earlier, or unless extended.

     The New Second Lien Notes will be guaranteed on a senior secured basis by each of Momentive’s U.S. subsidiaries that is a guarantor under Momentive’s existing senior secured credit facilities (collectively, the “Guarantors”). The New Second Lien Notes will be secured by a second-priority security interest in certain assets of Momentive and the Guarantors, which interest will be junior in priority to the liens on substantially the same collateral securing Momentive’s existing senior secured credit facilities. The New Second Lien Notes will rank in parity with all existing and future senior indebtedness of Momentive and senior to all existing and future subordinated indebtedness of Momentive.

     Momentive is offering an early delivery payment in the exchange offers, which will be paid in principal amount of New Second Lien Notes. This payment will be made only to holders who tender Old Notes prior to 5:00 p.m., New York City time, on May 26, 2009, unless extended (the “early tender date”). Tendered Old Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 26, 2009 (the “withdrawal deadline”), unless the withdrawal deadline is extended, but not thereafter.

     In the exchange offers, no more than $200,000,000 aggregate principal amount of New Second Lien Notes will be issued in exchange for tendered Old Notes, and no more than $50,000,000 of such aggregate principal amount will be issued in exchange for any tendered 11½% Senior Subordinated Notes due 2016.

Outstanding Momentive Notes for New Second Lien Notes

CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to be Tendered
60877U AC1 / US60877UAC18	$765,000,000	9¾% Senior Notes due 2014
60877U AJ6 / US60877UAJ60	$316,312,500	101/8 /10 7/8 % Senior Toggle Notes due 2014
60877U AM9 / US60877UAM99	$500,000,000	11½% Senior Subordinated Notes due 2016
60877U AF4 / XS0338823601	€275,000,000	9% Senior Notes due 2014

     Apollo, the controlling shareholder of Momentive, owns approximately $47 million principal amount of 11½% Senior Subordinated Notes due 2016 and approximately $167 million in aggregate principal amount of 9¾% Senior Notes due 2014, 10 1 / 8 /10 7 / 8 % Senior Toggle Notes due 2014 and 9% Senior Notes due 2014.

     The New Second Lien Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of such Act.

     The exchange offers are being made only in the United States to holders of old notes who are both “qualified institutional buyers” and “U.S. persons” and outside the United States to persons other than “U.S.

persons” who are “non-U.S. qualified offerees” (in each case, as such terms are used in the letter of eligibility). The exchange offers are made only by, and pursuant to, the terms set forth in the Offering Memorandum.

     The exchange offers are not conditioned on a minimum principal amount of Old Notes being tendered or the issuance of a minimum principal amount of New Second Lien Notes. However, the exchange offers are subject to certain other significant conditions. The complete terms and conditions of the exchange offers are set forth in the Offering Memorandum and other documents relating to the exchange offers which will be distributed only to eligible holders. Momentive has the right to amend, terminate or withdraw the exchange offers, at any time and for any reason, including if any of the conditions to the exchange offers is not satisfied.

     Documents relating to the exchange offers, including the Offering Memorandum, will only be distributed to holders of Old Notes who complete and return a letter of eligibility confirming that they are within the category of eligible holders for the exchange offers. Holders of Old Notes who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the Information Agent for the exchange offers, at (866) 794-2200 (U.S. Toll-free) or (212) 430-3774 (Collect).

     The press release announcing the commencement of the exchange offers is attached as Exhibit 99.1 hereto is incorporated by reference herein.

Item 8.01	Other Events
The information included in Item 7.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are being filed herewith:

99.1 Press Release, issued May 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By: /s/ Douglas A. Johns
Name: Douglas A. Johns
Title: General Counsel and Secretary

Date: May 12, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, issued May 12, 2009